Exhibit 32.1

Certification of Liquidation Trustee pursuant to 18 U.S.C. 1350, as Adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Woodbridge Liquidation Trust (the “Registrant”) for the year ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Michael I. Goldberg, Trustee of the Registrant, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the net assets in liquidation and changes in net assets in liquidation of the Registrant.

Date: September 27, 2024	By:	/s/ Michael I. Goldberg

Michael I. Goldberg,
Liquidation Trustee